UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

CHAMBERS STREET PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	001-31717	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210

Princeton, NJ 08542

(Address of principal executive offices, including zip code)

(609) 683-4900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2014, the Compensation Committee of the Board of Trustees (the “Compensation Committee”) of Chambers Street Properties (the “Company”) adopted and approved an incentive bonus plan, a form of restricted share award agreement, and a form of restricted share unit award agreement that may be used in connection with awards made pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”) from time to time to the Company’s trustees, executive officers and other employees.

The incentive bonus plan is intended to provide additional incentive for key employees of the Company to perform to the best of their abilities, to further the growth, development and financial success of the Company, and to enable the Company to attract and retain qualified and talented individuals. The Compensation Committee administers the incentive bonus plan and has the authority to, among other things, (i) establish bonus programs from to time to time, (ii) condition bonuses on the passage of time or the achievement of performance criteria, (iii) pay bonuses in cash, the Company’s common shares of beneficial interest, par value $0.01 per share (“Shares”), or a combination of both, and (iv) determine employee eligibility.

The forms of restricted share award agreement and restricted share unit award agreement are each adopted pursuant to the Plan. The form of restricted share award agreement provides a grantee with an amount of Shares based on a time-based vesting formula. The form of restricted share unit award agreement is a contingent commitment of the registrant to issue Shares to a grantee based on certain performance-based goals determined by the Compensation Committee.

The above description of the incentive bonus plan, form of restricted share award agreement and form of restricted share unit award agreement contained in this Item 5.02 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the incentive bonus plan, form of restricted share award agreement and form of restricted share unit award agreement, which are filed as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Chambers Street Properties Incentive Bonus Plan

10.2	Form of Restricted Share Award Agreement

10.3	Form of Restricted Share Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMBERS STREET PROPERTIES

Date: July 31, 2014	By:	/s/ MARTIN A. REID
	Name:	Martin A. Reid
	Title:	Chief Financial Officer